UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2019

 LIFELOGGER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E

Palm Beach Gardens, Florida

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ¨

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mike Kubic as Interim Chief Financial Officer

On March 13, 2019, the Board of Directors of LifeLogger Technologies Corp. (the “Company”) appointed Mike Kubic of The CFO Suite, LLC (“CFO Suite”) to be the interim Chief Financial Officer (“CFO”) of the Company.

Mr. Kubic has over 30 years of experience in accounting for both public and private companies. His accounting background is enhanced by his thorough understanding of matters related to human resources, risk management, treasury and business operations. Mr. Kubic graduated with a bachelor’s degree in accounting from the University of Massachusetts.

In connection with Mr. Kubic’s appointment as CFO, the Company previously entered into an engagement letter with CFO Suite for the provision of Mr. Kubic’s services (the “Services Agreement”), which will continue through May 31, 2019 (unless terminated by either party with prior notice) and will continue on a month to month basis thereafter. The Company will pay CFO Suite a fee of $250 an hour for Mr. Kubic’s services, with hours performed in excess of forty (40) hours per week billed at the standard hourly rate plus fifty percent (50%).

Other than as described above, Mr. Kubic has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: March 19, 2019

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